EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Form 10-Q of Dean Holding Company (the “Company”) for the quarter ended June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Barry A. Fromberg, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Report fairly presents in all material respects, the financial condition and results of operations of the Company.

/s/ BARRY A. FROMBERG

Barry A. Fromberg
Executive Vice President and Chief
Financial Officer

Date: August 13, 2003

      A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Dean Holding Company and will be retained by Dean Holding Company and furnished to the Securities Exchange Commission or its staff upon request.